UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2014

Cole Credit Property Trust IV, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54939	27-3148022
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
During the month of March 2014, Cole Credit Property Trust IV, Inc. (the “Company”) accepted investors’ subscriptions for, and issued, a total of approximately 1.2 million shares of its common stock in its initial public offering of common stock (the “Offering”), resulting in gross proceeds to the Company of approximately $11.7 million, consisting of approximately 418,000 shares of its common stock in its primary offering, resulting in gross proceeds to the Company of approximately $4.1 million, and approximately 796,000 shares of its common stock pursuant to its distribution reinvestment plan (the “DRIP”), resulting in gross proceeds to the Company of approximately $7.6 million. As of March 31, 2014, the Company had accepted investors’ subscriptions for, and issued, a total of approximately 297.3 million shares of its common stock in the Offering, resulting in gross proceeds to the Company of approximately $3.0 billion, consisting of approximately 292.3 million shares of its common stock in its primary offering, resulting in gross proceeds to the Company of approximately $2.92 billion, and approximately 5.1 million shares of its common stock pursuant to the DRIP, resulting in gross proceeds to the Company of approximately $48.2 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2014	COLE CREDIT PROPERTY TRUST IV, INC.
	By:	/s/ Gavin B. Brandon
	Name:	Gavin B. Brandon
	Title:	Senior Vice President of Accounting
Principal Accounting Officer

3